UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 19, 2010

Wells Real Estate Fund XIII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2010, Wells Fund XIII-REIT Joint Venture Partnership (the "Joint Venture"), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (the "Registrant") and Piedmont Operating Partnership, LP, and American Intercontinental University, Inc. ("AIU"), an unrelated third party, entered into the eighth amendment to the lease agreement (the "Eighth Amendment") at the AIU - Chicago Building, a four-story office building containing approximately 194,000 rentable square feet located in Hoffman Estates, Illinois. The Eighth Amendment reduced AIU's square footage from approximately 83% of the building to approximately 31% of the building, effective January 1, 2011, and extended the lease term on the reduced square footage from December 31, 2010 to December 31, 2012. The Registrant owns an equity interest of approximately 28% in the Joint Venture, which owns 100% of the AIU - Chicago Building.

Under the Eighth Amendment, the annual base rent will decrease from $16.15 per square foot to $11.00 per square foot, effective January 1, 2011 and will increase to $11.50 per square foot, effective January 1, 2012. In addition to annual base rent, AIU is also required to reimburse the Joint Venture for its pro rata share of all operating expenses and real estate taxes for the AIU - Chicago Building.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: July 22, 2010